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                                                                    EXHIBIT 99.1
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                   [LOGO OF FOUR MEDIA COMPANY APPEARS HERE]

FOR IMMEDIATE RELEASE
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         FOUR MEDIA COMPANY ACQUIRES DIGITAL SOUND AND PICTURE COMPANY


     Burbank, California, June 22, 1999 - Four Media Company (Nasdaq: FOUR) today announced that it has acquired the assets of Los Angeles-based Digital Sound and Picture ("DSP") for $7.2 million cash. DSP utilizes proprietary technology and a high-speed digital audio network to provide a broad range of sound services for television series and feature films. DSP's award-winning sound mixing and editorial staff have worked on nearly 100 movies for television and cable, as well as over 50 feature films. Included in DSP's feature film credits is the recently-released Austin Powers sequel. DSP also provides complete sound services for television series such as Xena: The Warrior Princess. The company was founded in 1990 by industry veterans, John Ross and Nancy Ross, who have entered into employment agreements concurrent with this transaction and who will assume additional responsibilities within sound operations at Four Media Company.

Commenting on the acquisition, Robert T. Walston, Chairman and Chief Executive Officer of Four Media Company stated, "This transaction broadens our client base and increases our service capabilities. In addition, DSP significantly enhances our technical expertise in sound services. We intend to expand DSP's digital networking capability and proprietary technology to our other sound facilities, which will enable greater flexibility for our clients as well as more efficient capacity utilization. I am also particularly pleased that John and Nancy Ross will be joining our management team. Under their leadership, DSP has become one of the most profitable, highly-regarded companies in its industry and we look forward to their contribution."

John Ross, President of Digital Sound and Picture added, "The success of DSP has been achieved through outstanding creative work combined with technical leadership. Four Media Company's significant resources will enable us to grow the business and enhance our existing capabilities and client relationships."

                                - continued -

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Page 2


Four Media Company is a leading provider of technical and creative services to owners, producers and distributors of television programming, feature films and other entertainment product both domestically and internationally. The Company's services integrate a variety of systems and processes to enhance the creation and distribution of entertainment content. Four Media's client base includes the world's largest entertainment companies. As a result of its investments and acquisitions, Four Media Company is one of the largest and most diversified providers of technical and creative services to the entertainment industry, which enables the Company to offer its customers a single source for such services.

This press release contains forward-looking statements which are made pursuant to the Safe-Harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as "intends", "believes" and similar expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. These forward-looking statements involve a number of risks and uncertainties, including the timely development and market acceptance of products and technologies, successful integration of acquisitions, the ability to secure additional sources of financing, the ability to reduce operating expenses and other factors described in the Company's filings with the Securities and Exchange Commission. The actual results that the Company achieves may differ materially from any forward-looking statement due to such risks and uncertainties. The Company undertakes no obligations to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

                                     # # #


For additional information contact:
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Robert T. Walston
Chairman and Chief Executive Officer
Sandra C. Mays
Vice President, Investor Relations
FOUR MEDIA COMPANY
2813 W. Alameda Avenue
Burbank, CA 91505
(818) 840-7356 (phone)
(818) 846-5197 (fax)
www.4mc.com (web)
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